UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2017

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 23, 2017, KemPharm, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), for the following purposes:

●

to elect two nominees for director, each to serve until the 2020 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal; and

●	to ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

Of the 14,646,982 shares outstanding as of the record date, 12,479,509 shares, or 85.20%, were present or represented by proxy at the 2017 Annual Meeting. At the 2017 Annual Meeting, each of Richard W. Pascoe and David S. Tierney was re-elected as a director of the Company. The stockholders of the Company ratified the appointment of RSM US LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2017. The final voting results on each of the matters submitted to a vote of stockholders at the 2017 Annual Meeting were as follows:

1.	Election of Directors	For	Withheld	Broker Non-Votes
	Richard W. Pascoe	5,543,198	2,939,776	3,996,535
	David S. Tierney	5,384,498	3,098,476	3,996,535

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of RSM US LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2017	12,356,688	98,493	24,328	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: May 23, 2017	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer